UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2025

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 849-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers

On December 11, 2025, our compensation committee awarded cash bonuses and established new annual salaries, effective January 1, 2026, to certain of our executives, including “named executive officers,” as set forth below.

	Base Salary	Cash Bonus
Name and Title	($)	($)
Paresh Patel, Chief Executive Officer	950,000	3,200,000
Karin Coleman, Chief Operating Officer	700,000	250,000
James Mark Harmsworth, Chief Financial Officer	625,000	250,000
Andrew L. Graham, General Counsel	450,000	250,000
Anthony Saravanos, President - Real Estate Division	400,000	200,000

The cash bonuses will be paid before December 31, 2025. In considering these awards, the compensation committee considered the advancement of numerous strategic initiatives during 2025.

In addition, Ms. Coleman, Mr. Harmsworth, and Mr. Graham were each awarded 1,251 shares of our common stock, which vest in equal installments over three years. Mr. Saravanos was awarded 621 shares of our common stock, which vest in equal installments over three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCI GROUP, INC.

Date: December 19, 2025	By:	/s/ Andrew L. Graham
Andrew L. Graham General Counsel